UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2011 (May 26, 2011)

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West 23rd Street, New York, New York 10010

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 590-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 26, 2011, dELiA*s, Inc. (the “Company”) and certain of its wholly-owned subsidiaries (together with the Company, the “Borrowers”) entered into a new credit agreement (the “Credit Agreement”) with General Electric Capital Corporation (“GE Capital”), as a lender and as agent for the financial institutions from time to time party to the Credit Agreement (together with GE Capital in its capacity as a lender, the “Lenders”). The Credit Agreement provides for a total aggregate commitment of the Lenders of $25,000,000, including a $15,000,000 sublimit for the issuance of letters of credit and a swingline loan facility of $5,000,000. Under the Credit Agreement, the Company has the right to request, subject to the agreement of the Lenders, that the Lenders increase their revolving commitments up to an additional $25,000,000. The Credit Agreement has a term of five years and matures on May 26, 2016. The obligations of the Borrowers under the Credit Agreement are secured by substantially all property and assets of the Company and certain of its subsidiaries.

Interest accrues on the outstanding principal amount of the revolving credit loans at an annual rate equal to LIBOR (as defined in the Credit Agreement) or the Base Rate (as defined in the Credit Agreement), plus an applicable margin which is subject to periodic adjustment based on average excess availability under the Credit Agreement. Interest on each swingline loan is calculated using the Base Rate.

The Credit Agreement contains customary representations and warranties, as well as customary covenants that, among other things, restricts the ability of the Company and its subsidiaries to incur liens, consolidate or merge with other entities, incur certain additional indebtedness and guaranty obligations, pay dividends or make certain other restricted payments. The Credit Agreement also contains customary events of default, including payment defaults, breaches of representations and warranties and covenants, cross defaults to other material indebtedness, and bankruptcy and insolvency matters.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03. Entry into a Material Definitive Agreement.

The information set forth in Item 1.01 is hereby incorporated by reference.

Item 8.01. Other Events.

On May 31, 2011, the Company issued a press release announcing its entry into the Credit Agreement. A copy of the press release is filed herewith as Exhibit 99.1 to this Form 8-K.

Item 9.01.

(d)	Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated May 26, 2011, among dELiA*s, Inc., in its capacities as a Borrower and as the Borrower Representative, each of the other Persons identified on Schedule A thereto, the other Persons party thereto that are designated as Credit Parties, General Electric Capital Corporation, in its capacity as Agent for the several financial institutions from time to time party thereto.

99.1	Press release of dELiA*s, Inc., dated May 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.
(Registrant)

Date:	June 2, 2011	By:	/s/ DAVID J. DICK
David J. Dick, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated May 26, 2011, among dELiA*s, Inc., in its capacities as a Borrower and as the Borrower Representative, each of the other Persons identified on Schedule A thereto, the other Persons party thereto that are designated as Credit Parties, General Electric Capital Corporation, in its capacity as Agent for the several financial institutions from time to time party thereto.

99.1	Press release of dELiA*s, Inc., dated May 31, 2011.

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